Exhibit 99.2

June 28, 2006

Board of Directors
RG America, Inc.
1507 Capital Ave., #101 Plano, TX 75074

RE: Resignation

Gentleman:

I hereby submit my resignation as Chief Executive Officer and a member of the Board of Directors for RG America, Inc.

There is no disagreement with the Company on any matter related to the company's operations, policies or practices.

Best Regards,

/s/ J E Rea

J E (Ted) Rea

1507 Capital Ave., #101 Plano, TX 75234
972-919-4774 Phone 972-919-4775 Fax
www.rgamerica.com